EXHIBIT 99.01



                      PROXY FOR COMMON SHARES SOLICITED ON
                      BEHALF OF THE BOARD OF DIRECTORS FOR
                     THE SPECIAL MEETING OF SHAREHOLDERS OF
                        COMMUNITY BANK-WHEATON/GLEN ELLYN
                        TO BE HELD ON NOVEMBER ___, 2000



The undersigned hereby appoints Donald H. Fischer and Mark S. Daniels, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Community Bank-Wheaton/Glen Ellyn held on record by the undersigned on November ___,2000, at the Special Meeting of the Stockholders to be held at the Bank, 357 Roosevelt Road, Glen Ellyn, Illinois, on __________, at __________ or any adjournment or adjournments thereof.

1. APPROVAL of the Merger Agreement, a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, pursuant to which the Bank would become a wholly-owned subsidiary of Community Financial Shares, Inc., and to authorize such other action by the Board of Directors and proper officers of the Bank as may be necessary to carry out the foregoing objects, intents and purposes.


               FOR  [ ]                        AGAINST [ ]


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.


                                       Please
                                                --------------------------------
                                       Sign
                                       Here
                                                --------------------------------

                                       Dated:
                                                --------------------------------





NOTE: Please sign and date proxy exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.